Calculation of Filing Fee Tables
S-3
Stardust Power Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Common Stock	457(o)			$ 0.00
Fees to be Paid		Equity	Preferred Stock	457(o)			$ 0.00
Fees to be Paid		Debt	Debt Securities	457(o)			$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00
Fees to be Paid		Other	Purchase Contracts	457(o)			$ 0.00
Fees to be Paid		Other	Depositary Shares Units	457(o)			$ 0.00
Fees to be Paid		Other	Subscription Rights	457(o)			$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,810.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. (3) The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The proposed maximum offering price will be determined from time to time in connection with an issuance of securities hereunder.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Stardust Power Inc.	S-3	333-288954	07/25/2025		$ 13,810.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	100,000,000	$ 90,202,483.00
Fee Offset Sources	3	Stardust Power Inc.	S-3	333-288954		07/25/2025						$ 13,810.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid $15,310 in registration fees with respect to the Prior Registration Statement, pertaining to the registration of $100 million of securities of the Registrant. The Prior Registration Statement did not become effective, and the Registrant has submitted a request to withdraw the Prior Registration Statement. No offerings were made under the Prior Registration Statement and, therefore, all prior registration fees are available pursuant to Rule 457(p) under the Securities Act of 1933, as amended. As the total filing fee required for this Registration Statement is $13,810, taking into consideration an available offset of $13,810 from the Prior Registration Statement, there is no net amount due for this Registration Statement.

Offset Note
[2]	The Registrant registered under the Registration Statement on Form S-3 (No. 333-288954), initially filed on July 25, 2025 (as amended, the "Prior Registration Statement"), such indeterminate number of Common Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Units and Subscription Rights of the Registrant as shall have an aggregate offering price not to exceed $100 million.

[3]	The Registrant previously paid $15,310 in registration fees with respect to the Prior Registration Statement, pertaining to the registration of $100 million of securities of the Registrant. The Prior Registration Statement did not become effective, and the Registrant has submitted a request to withdraw the Prior Registration Statement. No offerings were made under the Prior Registration Statement and, therefore, all prior registration fees are available pursuant to Rule 457(p) under the Securities Act of 1933, as amended. As the total filing fee required for this Registration Statement is $13,810, taking into consideration an available offset of $13,810 from the Prior Registration Statement, there is no net amount due for this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date